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EXHIBIT 2.1

                               TODAY'S MAN, INC.

                             Amended and Restated
                           Articles of Incorporation
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         The Articles of Incorporation of Today's Man, Inc. are hereby amended and restated in their entirety to read as follows:

         1. Name. The name of the corporation is Today's Man, Inc. (the "Corporation").

         2. Registered Office. The location and address of the registered office of the Corporation in this Commonwealth is c/o CT Corporation System, 1635 Market Street, Suite 1120, Philadelphia, Pennsylvania 19103.

         3. Purposes. The Corporation is incorporated under the Pennsylvania Business Corporation Law of 1988, as it may be amended from time to time (which, as amended from time to time, is hereafter called the "Business Corporation Law"), for the following purposes:

                  To have unlimited power to engage in or do any lawful act concerning any or all lawful businesses for which corporations may be incorporated under the Pennsylvania Business Corporation Law of 1988, as amended from time to time, including without limitation, to own and operate retail stores.

         4. Term. The term for which the Corporation is to exist is perpetual.

         5. Authorized Capital Stock. The Corporation shall have the authority to issue an aggregate of 105,000,000 shares of capital stock which shall be divided into 100,000,000 shares of Common Stock, no par value, as more fully described in Section 5(a) below, and 5,000,000 shares of Preferred Stock, no par value, as more fully described in Section 5(b) below.

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                  (a) Common Stock. Each holder of record of Common Stock
shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation.

                  (b) Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be determined by the Board of Directors of the Corporation, each such series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The designations, preferences, qualifications, limitations, restrictions and special or relative rights, if any, of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly vested with authority to fix by resolution the designations, preferences, qualifications, limitations, restrictions and special or relative rights, if any, of Preferred Stock, and each series thereof, which may be designated by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

                           (i) The voting rights and powers, if any, of Preferred Stock, and each series thereof;

                           (ii) The rates and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock, and each series thereof, will be paid, and any dividend preferences or rights of cumulation;

                           (iii) The rights, if any, of holders of Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

                           (iv) The redemption rights, if any, of the Corporation and the holders of Preferred Stock, and each series thereof, and the times at which, and the terms and conditions on which, Preferred Stock, and each series thereof, may be redeemed; and

                           (v) The rights and preferences, if any, of the holders of Preferred Stock, and each series thereof, upon the voluntary liquidation, dissolution or winding up of the Corporation.

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                  (c) Increase in Authorized Preferred Stock. Except as
otherwise provided by law or in a resolution or resolutions establishing any particular series of Preferred Stock, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment to these Amended and Restated Articles of Incorporation approved solely by the holders of Common Stock and of any series of Preferred Stock which is entitled pursuant to its voting rights designated by the Board of Directors to vote thereon, if at all, voting together as a class.

                  (d) Prohibition on Issuance of Nonvoting Capital Stock. The Corporation will not issue nonvoting capital stock to the extent prohibited by
Section 1123(a)(6) of Title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that this paragraph (d): (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such
Section is in effect and applicable to the Corporation, and (c) in all events may be deemed void or eliminated in accordance with applicable law as from time to time in effect.

         6. Cumulative Voting. The shareholders of the Corporation shall not be entitled to cumulate their votes in the election of directors.

         7. Special Meetings of Shareholders. Special meetings of the shareholders of the Corporation may be called, in the manner provided in the Business Corporation Law, by shareholders entitled to cast at least sixty percent (60%) of the votes that all shareholders are entitled to cast at the particular meeting.

         8. Actions By Consent of Shareholders. No action may be authorized by the shareholders of the Corporation without a meeting by less than unanimous written consent.


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         9. Applicability of Certain Provisions of the Pennsylvania Business
Corporation Law. The provisions contained in Subchapters E, G, H, I and J of Chapter 25 of the Pennsylvania Business Corporation Law, as it may be amended, shall not be applicable to the Corporation. The provisions of Section 2538 of the Pennsylvania Business Corporation Law, as it may be amended, shall not be applicable to the Corporation, unless at least a majority of the incumbent directors (as defined herein) on the Board of Directors shall determine that
Section 2538, subject to such exceptions, limitations and modifications as such incumbent directors may provide, shall be applicable. The term "incumbent director", as used herein, shall mean any director of the Corporation on the date hereof and any other director whose election or appointment by the Board of Directors of the Corporation, or whose nomination for election by the shareholders of the Corporation, was approved by a vote of at least a majority of the directors then in office who either were directors on the date hereof or whose election or appointment or nomination for election was previously so approved.

         10. Tender Offers and Other Offers.

                  (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in securities of a corporation or otherwise. In considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any pertinent issues. By way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to consider any and all of the following:

                       (i) Whether the offer price is acceptable based on
                  the historical and present operating results or financial conditions of the Corporation;

                      (ii) Whether a more favorable price could be obtained for the Corporation's securities in the future;

                     (iii) The impact which an acquisition of the Corporation would have on the employees, suppliers and customers of the Corporation and its subsidiaries and on the communities served by the Corporation and its subsidiaries;

                      (iv) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, suppliers and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;


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                      (v) The value of the securities, if any, which the
         offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the corporation or other entity whose securities are being offered; and

                      (vi) Any antitrust or other legal and regulatory issues that are raised by the offer.

                  (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following: (i) advising shareholders not to accept the offer; (ii) commencing litigation against the offeror; (iii) filing complaints with all governmental and regulatory authorities; (iv) acquiring the Corporation's securities and/or the offeror's securities; (v) selling or acquiring any assets; (vi) selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; (vii) selling or otherwise issuing any debt securities (including debt securities convertible into equity securities) or options therefor; (viii) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (ix) obtaining a more favorable offer from another individual or entity.

         11. Removal of Directors.

         (a) Removal by Shareholders

                  The entire Board of Directors, or a class of the Board, or any individual director may be removed from office only for cause (as defined herein) and only by the affirmative vote of shareholders entitled to cast at least sixty-five percent (65%) of the votes cast by shareholders at any annual or regular election of directors or of such class of directors. The term "cause", as used herein, shall refer only to one of the following events: (1) conviction of the director of a felony; (2) declaration by order of court that the director is of unsound mind; or (3) gross abuse of trust committed in bad faith.


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         (b) Removal by Board of Directors

         The Board of Directors may, without shareholder approval, declare vacant the office of any director for any proper cause (whether or not similar to those listed in subparagraph (a) above) including, but not limited to, conflict of interest or other breach of fiduciary duty, or unacceptability of the director to federal or state securities regulators, the regulators of any securities exchange or automated quotation system on which securities of the Corporation are traded, or to federal, state or local regulators of the business of the Corporation.

         12. Amendments to Articles of Incorporation and Bylaws. The shareholders of the Corporation shall not be entitled to propose an amendment to the Articles of Incorporation of the Corporation. Any amendment to, or repeal of, any provision of the Articles of Incorporation of the Corporation which has not previously received the approval of at least a majority of the incumbent directors (as defined herein) on the Board of Directors shall require for adoption the affirmative vote of the holders of at least sixty-five percent (65%) of the votes cast by shareholders at any duly convened annual or special meeting of the shareholders, in addition to any other approval which is required by law, the Articles of Incorporation of the Corporation, the Bylaws of the Corporation, or otherwise. Any amendment to, or repeal of, any provision of the Bylaws of the Corporation which has not previously received the approval of at least a majority of the incumbent directors (as defined herein) on the Board of Directors shall require for adoption the affirmative vote of the holders of at least sixty-five percent (65%) of the votes cast by shareholders at any duly convened annual or special meeting of the shareholders, in addition to any other approval which is required by law, the Articles of Incorporation of the Corporation, the Bylaws of the Corporation, or otherwise. The term "incumbent director", as used herein, shall mean any director of the Corporation on the date hereof and any other director whose election or appointment by the Board of Directors of the Corporation, or whose nomination for election by the shareholders of the Corporation, was approved by a vote of at least a majority of the directors then in office who either were directors on the date hereof or whose election or appointment or nomination for election was previously so approved.

         13. Personal Liability of Directors

                  (a) A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

                           (i) the director has breached or failed to perform
the duties of his office under Chapter 17, Subchapter B of the Pennsylvania Business Corporation Law; and

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                           (ii) the breach or failure to perform constitutes
self-dealing, willful misconduct or recklessness.

                  (b) This Article 13 shall not limit a director's liability for monetary damages to the extent prohibited by Section 1713(b) of the Business Corporation Law.

                  14. Number of Directors

         The Board of Directors shall consist of not less than four (4) and not more than (15) fifteen directors. The number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors.

         15. Classification of the Board of Directors

         Effective upon the Effective Date of the Corporation's Second Amended Joint Plan of Reorganization (as the same may be amended from time to time hereafter, the "Plan"), the directors shall be divided into four (4) classes, as nearly equal in number as possible as shall be determined by the Board, known as Class I, Class II, Class III and Class IV. The initial directors belonging to each Class shall be as provided in the Plan. The initial directors of Class I shall serve until the annual meeting of shareholders to be held in 1998. At the 1998 annual meeting of the shareholders, the directors of Class I shall be elected for a term of four (4) years and, after expiration of such term, shall thereafter be elected every four (4) years for four (4) year terms. The initial directors of Class II shall serve until the annual meeting of the shareholders to be held in 1999. At the 1999 annual meeting of the shareholders, the directors of Class II shall be elected for a term of four (4) years and, after the expiration of such term, shall thereafter be elected every four (4) years for four (4) year terms. The initial directors of Class III shall serve until the annual meeting of shareholders to be held in 2000. At the 2000 annual meeting of the shareholders, the directors of Class III shall be elected for a term of four (4) years and, after the expiration of such term, shall thereafter be elected every four (4) years for four (4) year terms. The initial directors of Class IV shall serve until the annual meeting of shareholders to be held in 2001. At the 2001 annual meeting of the shareholders, the directors of Class IV shall be elected for a term of four
(4) years and, after the expiration of such term, shall thereafter be elected every four (4) years for four (4) year terms. Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation, removal or disqualification. This
Article 15, or any portion thereof, may be changed by a by-law amendment which is adopted by all of the then members of the Board of Directors.


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         16. Severability

                  In the event that all, some or any part of any provision contained in these Articles of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of these Articles of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability of any other provision (or any part or parts thereof) of these Articles of Incorporation. If and to the extent that any provision contained in these Articles of Incorporation violates any rule of a securities exchange or automated quotation system on which securities of the Corporation are traded, the Board of Directors is authorized, in its sole discretion, to suspend or terminate such provision for such time or periods of time and subject to such conditions as the Board of Directors shall determine in its sole discretion.

         17. Headings

                  Article headings and the ordering of paragraphs are for convenience of reference only and shall not be construed to alter, amend or otherwise affect the meaning, intent or effect of the provisions of these Articles of Incorporation.

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